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                                                                       Exhibit 5










                                   March 5, 1999

Building Materials Corporation
  of America
1361 Alps Road
Wayne, New Jersey  07470

Ladies and Gentlemen:

                  We have acted as counsel to Building Materials Corporation of America, a Delaware corporation (the "Company"), Building Materials Manufacturing Corporation, a Delaware corporation ("BMMC"), and Building Materials Investment Corporation, a Delaware corporation ("BMIC", together with BMMC, the "Subsidiary Guarantors"), in connection with (i) the issuance and sale by the Company of $155,000,000 aggregate principal amount of its 8% Senior Notes due 2008 (the "Old Notes") and the accompanying Guarantees (the "Old Guarantees") of the Subsidiary Guarantors, each issued pursuant to an Indenture, dated as of December 3, 1998, as amended by the First Supplemental Indenture dated as of January 1, 1999 (the "Indenture"), between the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the "Trustee") and
(ii) the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, Registration No. 333-69749 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, pursuant to the offer by the Company to exchange its Old Notes for Series B 8% Senior Notes due 2008 (the "New Notes") and the accompanying Guarantees (the "New Guarantees").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture pursuant to which the New Notes will be issued, the form of the New Notes included as Exhibit 4.2 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such




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Building Materials Corporation
  of America
March 5, 1999
Page 2

inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Subsidiary Guarantors.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The New Notes have been duly authorized by the Company and, when executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether sought in a proceeding at law or in equity).

                  2. The New Guarantees have been duly authorized by the Subsidiary Guarantors and when executed and delivered by the Subsidiary Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute a valid and legally binding obligation of each of the Subsidiary Guarantors entitled to the benefits provided by the Indenture, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether sought in a proceeding at law or in equity).

                  The opinion expressed herein is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we




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Building Materials Corporation
  of America
March 5, 1999
Page 3

express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP